CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 27, 2010, relating to the statement of assets and liabilities of American Funds Tax-Exempt Fund of New York, which appears in such Registration Statement.  We also consent to the references to us under the headings “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
October 27, 2010